power of attorney
Know by all these present, that the undersigned hereby
constitutes and appoints each of Kimberly R. Frye and
Joshua K. Hancock, signing singly, the undersigned's
true and lawful attorney-in-fact to:
execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of
Key Energy Services, Inc. (the "Company"), Forms 3, 4,
and 5 (collectively, "Section 16 Reports") in
accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;
do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any Section 16 Reports, complete
and execute any amendments thereto, and timely file
such form with the United States Securities and
Exchange Commission and any stock exchange or similar
authority; and
take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall be
in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in such
attorney-in-fact's discretion.
The undersigned hereby grants to Kimberly R. Frye and
Joshua K. Hancock, each such attorney-in-fact, full
power and authority to do and perform any and every act
and thing whatsoever requisite, necessary, or proper to
be done in the exercise of any of the rights and powers
herein granted, as fully to all intents and purposes as
the undersigned might or could do if personally
present, with full power of substitution or revocation,
hereby ratifying and confirming all that such attorney-
in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by
virtue of this power of attorney and the rights and
powers herein granted.  The undersigned acknowledges
that the foregoing attorneys-in-fact, in serving in
such capacity at the request of the undersigned, are
not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Section 16 Reports with respect to the
undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 23rd day of
June, 2011.
/s/ JEFFREY S. SKELLY
Signature
Jeffrey S. Skelly